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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-02377, 333-11817, 33-27814, 333-83025, and
333-85231) and Form S-8 (Nos. 333-74955, 333-76417, 333-89719, 333-67301,
333-59911, 333-71171, 333-67591, 333-71253, 333-41089, 333-28507, 333-17363,
333-13207, 333-13205, 333-02363, 2-87392, 33-23306, 33-35928, 33-53454,
33-55257, 33-56269, and 33-65467) of Union Planters Corporation of our report dated January 20, 2000 relating to the consolidated financial statement which appears on page 71 of the 1999 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.






/s/PRICEWATERHOUSECOOPERS LLP
Memphis, Tennessee
March 22, 2000